UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Boulevard Building 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 24, 2007, J. Scott Herbert was promoted from Vice President – Agriproducts of Omega Protein Corporation (the “Company”) to Senior Vice President – Sales and Marketing of the Company and his annual base salary was increased from $156,000 to $216,000. Mr. Herbert has served as Vice President – Agriproducts of the Company since September 2002. Prior thereto, Mr. Herbert served as Vice President – Feed Ingredient Marketing of the Company’s principal subsidiary, Omega Protein, Inc., since March 1998, and as Director of Fish Meal Sales and in various other sales capacities with the Company since 1992.

Effective as of June 1, 2007, the Company will adopt a Supplemental Medical Reimbursement Insurance Plan (“Plan”) which supplements the Company’s basic health insurance plan available for all employees generally. Most Company executive officers are eligible to participate in the Plan. The Plan provides for reimbursement of certain additional medical expenses that are not covered under the Company’s basic health insurance plan. The Plan replaces a similar executive health insurance plan that will be terminated on May 31, 2007. The form of insurance policy issuable to the executive officer participating in the Plan is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

The Company makes and may continue to make presentations to investors, potential investors, analysts and other groups and may utilize presentation material about the Company and its industry. The Company is filing herewith a copy of this presentation material as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Robert S. Stockton, Chief Financial Officer and Executive Vice President of the Company, has entered into a pre-arranged stock sales plan intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934 to sell up to 200,000 shares of Company common stock over time.

The stock sales plan has been approved under the Company’s internal securities trading policy. Rule 10b5-1 plans permit individuals who are not in possession of material non-public information to establish pre-arranged plans to buy or sell Company stock. These plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s internal securities trading policy.

Under this plan, a broker not affiliated with the Company may, over a period of time starting on May 24, 2007 and ending on May 23, 2008, sell up to 200,000 shares of Company common stock held by Mr. Stockton at various designed prices ranging upwards from $7.50 per share.

The shares to be sold pursuant to this Rule 10b5-1 plan relate to shares to be acquired upon exercise of stock options previously granted under the Company’s 2000 Long-Term Incentive Plan. The maximum number of shares that may be sold under this Rule 10b5-1 plan represents approximately 22% of Mr. Stockton’s combined current holdings of the Company’s common stock and options to purchase Company common stock.

Specific sales transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

None.

(b) Pro Forma Financial Information

None.

(c) Shell Company Transactions

None.

(d) Exhibits

10.1	Form of Insurance Policy Issuable under the Omega Protein Supplemental Medical Reimbursement Insurance Plan

99.1	Omega Protein May 2007 Presentation

99.2	Sales Plan dated May 24, 2007 between Robert W. Stockton and Charles Schwab & Co., Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: May 25, 2007	/s/ John D. Held
John D. Held Executive Vice President, General Counsel and Secretary